Exhibit 10.20

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (this “Amendment”), dated as of October 17, 2023 (the “Effective Date”), is made and entered into by and between TBC STIRRUP CREEK OWNER LLC, a Delaware limited liability company (“Landlord”), and LNHC, INC., a Delaware corporation (“Tenant” or “LNHC”).

WITNESSETH:

WHEREAS, Landlord’s predecessor-in-interest with respect to the Lease (defined below) and Novan, Inc., a Delaware corporation (“Original Tenant” or “Novan”), entered into that certain Lease dated January 18, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated March 18, 2021, as further amended by that certain Second Amendment to Lease dated November 23, 2021 (collectively, the “Lease”) for the lease of space known as Suite 110 in the building having an address of 4020 Stirrup Creek Drive, Durham, North Carolina 27703, all as more particularly described in the Lease;

WHEREAS, on or about the Effective Date, Original Tenant has assigned to Tenant, and Tenant has assumed, the Lease (the “Assignment”) in the bankruptcy sale to LNHC of all or substantially all of the assets of Novan and certain of the assets of its subsidiary, EPI Health LLC, a South Carolina limited liability company (“EPI”, and together with Novan, the “Debtors”), in the Debtors’ chapter 11 bankruptcy cases filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and jointly administered under case no. 23-10937 (the “Bankruptcy Cases”); and

WHEREAS, Landlord and Tenant desire to enter into this Amendment on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.           Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2.           Assumed Contract. As of the Effective Date, the Lease shall be deemed an “Assumed Contract” with a $0.00 “Cure Amount,” and designated on the “Assumed Contract List” pursuant to and as such terms are defined in that certain (i) Order (I) Approving the Asset Purchase Agreement, (II) Authorizing the Sale of the Debtors’ Development Assets and Certain of the Commercial Assets Free and Clear of All Encumbrances to LNHC, Inc., (III) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (IV) Granting Related Relief, entered by the Bankruptcy Court in the Bankruptcy Cases on September 12, 2023 at docket number 291 (“Sale Order”); and (ii) Amended and Restated Asset Purchase Agreement, dated September 1, 2023, by and among Novan, EPI and LNHC (as the designee of Ligand Pharmaceuticals Incorporated), and attached as Exhibit A to the Sale Order.

3.           Assumption of Liabilities. From and after the Effective Date, Tenant shall be responsible for all the obligations and liabilities of “Tenant” under the Lease (as amended hereby), whether monetary or non-monetary, including, but not limited to, obligations that are not yet known, liquidated or due and owing under the Lease as of the Effective Date which will be billed in the ordinary course pursuant to the terms of the Lease.

4.           Condition of Premises. Landlord makes no representations or warranties, express or implied, concerning the condition of the Premises and Tenant hereby accepts the Premises in their “AS-IS” condition as of the Effective Date.

5.           Insurance; Certificate of Occupancy. Before Tenant may occupy the Premises, (a) Tenant shall deliver to Landlord certificates of insurance from Tenant satisfying all requirements of the Lease, and (b) if required by Applicable Law, Tenant shall deliver to Landlord a new certificate of occupancy for the Premises from the applicable governmental authority (in accordance with Section 1.1.1 of the Original Lease).

6.           Brokerage. Tenant represents and warrants to Landlord that neither Original Tenant nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Amendment. In no event shall Landlord be liable for any leasing or brokerage commission with respect to the negotiation and execution of the Assignment or this Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under Original Tenant or Tenant with respect to the Assignment or this Amendment.

7.           Notices. The addresses and/or other contact information set forth below shall supersede and replace any addresses and/or contact information for notice set forth in the Lease, pursuant to Section 29.18 therein.

Landlord:	TBC Stirrup Creek Owner LLC c/o Lincoln Harris LLC
5400 Trinity Road, Suite 200
Raleigh, NC 27607
Attention: Property Manager – 4020 Stirrup

with a copy to:	TBC Stirrup Creek Owner LLC c/o Goldman Sachs & Co.
2001 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Asset Manager – 4020 Stirrup

Tenant:	LNHC, Inc.
3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121
Attention: President

with copies to:	Ligand Pharmaceuticals Incorporated
3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121
Attention: General Counsel

-and-

Ligand Pharmaceuticals Incorporated
3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121
Attention: Chief Financial Officer

8.           Letter of Credit. Within 30 calendar days following the Effective Date, Tenant shall provide Landlord with a replacement Letter of Credit in the Letter of Credit Amount ($471,621.50) complying with the terms of Section 21 of the Original Lease. Following Landlord’s approval of the replacement Letter of Credit, Tenant shall deliver the original to Goldman Sachs & Co., 2001 Ross Avenue, Suite 2800, Dallas, TX 75201, Attention: Keri Duran. Sections 21(f), 21(g) and 21(h) to the Original Lease are hereby deleted in their entirety. Upon Landlord’s acceptance of Tenant’s replacement Letter of Credit pursuant to this Paragraph 8, Landlord shall provide its consent to, and/or use its reasonable efforts to cooperate with the Original Tenant in the surrender, cancellation and/or termination of the Original Tenant’s Letter of Credit.

9.           Guaranty. Tenant shall, simultaneously with the execution and delivery of this Amendment, deliver to Landlord a Guaranty by Ligand Pharmaceuticals Incorporated in the form of Exhibit A attached hereto. Tenant consents to the terms and provisions of such guaranty.

10.          Miscellaneous.

(a)           Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall be controlling and prevail.

(b)           This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c)           This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, email or other electronic transfer shall be effective as delivery of a manually executed counterpart to this Amendment.

(d)           This Amendment shall not be binding upon Landlord or Tenant unless and until each of Landlord and Tenant shall have delivered a fully executed counterpart of this Amendment to the other.

(e)           An original, copy, facsimile, electronic signature (including, but not limited to, DocuSign), pdf or other electronically transmitted copy of an undersigned’s signature shall be sufficient to execute this Amendment.

(f)           This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns. This Amendment may not be amended or modified except by an instrument in writing signed by Landlord and Tenant.

(g)           This Amendment shall be governed by the laws of the State of North Carolina without giving effect to conflict of laws principles thereof.

(h)           The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(i)            The submission of this Amendment by Landlord to Tenant for examination and/or execution shall not be construed as an offer and shall not in any manner bind Landlord and Tenant shall not have any rights under this Amendment, and no obligations on Landlord shall arise under this Amendment, unless and until Landlord executes a copy of this Amendment and delivers it to Tenant.

[end of page; signature pages follow.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

TBC STIRRUP CREEK OWNER LLC, a Delaware limited liability company
By:	TBC Stirrup Creek JV LLC, a Delaware limited liability company, its sole member
	By:	LH Stirrup Research LLC, a Delaware limited liability company, its operating member
		By:	Lincoln Harris LLC, a Delaware limited liability company, its manager
			By:	The Harris Group of Carolinas, Inc., a North Carolina corporation, its operating managing member

By:
Name: John W. Harris III
Title: Authorized Signatory

TENANT

LNHC, INC., a Delaware corporation

By:
Name: Matthew Korenberg
Title: President

JOINDER

Original Tenant consents to the execution of this Amendment. Original Tenant agrees and acknowledges that Original Tenant shall have no further right, title or interest in the interest of “Tenant” under the Lease (as amended hereby).

Executed as of the Effective Date.

ORIGINAL TENANT:

NOVAN, INC. a Delaware corporation

By:
Name: Paula B. Stafford
Title: President and CEO

EXHIBIT A

FORM OF GUARANTY

GUARANTY

In connection with Landlord’s consent to the assumption and assignment (the “Assignment”) of the Lease (defined below) from Novan, Inc., a Delaware corporation (“Original Tenant”), to LNHC, Inc., a Delaware corporation (together with its permitted successors and assigns, “Tenant”), LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Guarantor”), hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Original Tenant and Tenant (and any successors or assignee of Tenant) under the Lease, any extensions or renewals of and amendments to the Lease and to all new leases entered into by Landlord, its Affiliates, successors or assignees and Tenant, its Affiliates, successors or assignees relating to space in the Project or any related complex. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance (not collection) and is independent of Tenant’s obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Original Tenant, Tenant and any other guarantor of Tenant’s obligations. Guarantor waives any right to require Landlord to (a) join Original Tenant or Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Original Tenant’s or Tenant’s obligations under the Lease, (c) exercise any rights under Landlord’s remedies pursuant to the Lease, (d) take any action pursuant to applicable forcible entry and detainer statutes, or (e) pursue or exhaust any other person (including Original Tenant and Tenant) or any other remedy in Landlord’s power. As used herein, “Lease” means the Lease dated January 18, 2021 between Original Tenant and Landlord’s predecessor-in-interest thereto, as amended by First Amendment to Lease dated March 18, 2021, Second Amendment to Lease dated November 23, 2021, as amended by Third Amendment to Lease dated on or about the date hereof, and as may be further amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Landlord may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend, renew or otherwise modify any or all of the terms of the Lease by amendment, novation or otherwise (including a new lease, to the extent a court of competent jurisdiction determines any of the foregoing constitutes a new lease), or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend or renew the lease term, or otherwise expand Tenant’s obligations under the Lease, Tenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable Law, other than payment and performance in full of Tenant’s obligations under the Lease. The liability of Guarantor under this Guaranty will not be affected by (a) the release or discharge of Original Tenant or Tenant from, or impairment, limitation or modification of, Tenant’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (b) the rejection or disaffirmance of the Lease in any such proceeding; or (c) the cessation from any cause whatsoever of the liability of Original Tenant or Tenant under the Lease.

Guarantor shall not, without the prior written consent of Landlord, (a) assign or transfer this Guaranty or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Guarantor hereunder by merger, consolidation, or other reorganization, (c) if Guarantor is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Guarantor so as to result in a change in the current direct or indirect control of Guarantor, or (d) sell or otherwise transfer, in one or more transactions, a majority of Guarantor’s assets. If Guarantor violates the foregoing restrictions or otherwise defaults under this Guaranty, Landlord shall have all available remedies at law and in equity against Guarantor and Tenant. Without limiting the generality of the foregoing, Landlord may (1) declare an immediate Event of Default under the Lease, (2) require both or either (at Landlord’s election) of Guarantor or Tenant to deliver to Landlord additional security for the obligations of Tenant and Guarantor under the Lease and the Guaranty, respectively, which additional security may be in the form of an irrevocable letter of credit in form and substance satisfactory to Landlord, and in an amount to be determined by Landlord in its reasonable discretion, and (3) increase by 25% the amount of Base Rent payable by Tenant under the Lease, with such increased Base Rent to continue until Guarantor cures such violation or default, to compensate Landlord, for among other things, the reasonable estimate in the diminution in the fair market value of the Project. Landlord and Tenant agree that Landlord’s damages resulting from Guarantor’s default under this Guaranty are difficult, if not impossible, to determine and the Base Rent increase as provided above is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Any and all remedies set forth in this Guaranty: (A) shall be in addition to any and all other remedies Landlord may have at law or in equity, (B) shall be cumulative, and (C) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

Notwithstanding the foregoing, Guarantor may permit any other entity to become Guarantor hereunder and/or permit the transfer of an ownership interest in Guarantor (each a “Permitted Guarantor Change”) without the written consent of Landlord, provided the new Guarantor is:

(1)           any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Guarantor, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Guarantor’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the proposed transferee has tangible net worth of no less than $250,000,000.00 as of the effective date of the Permitted Guarantor Change; or

(2)           any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Guarantor’s assets, so long as (A) Guarantor’s obligations hereunder are assumed by the entity acquiring such assets; and (B) the proposed transferee has tangible net worth of no less than $250,000,000.00 as of the effective date of the Permitted Guarantor Change.

Guarantor shall promptly notify Landlord of any such Permitted Guarantor Change. Guarantor shall remain liable for the performance of all of the obligations of Guarantor hereunder, or if Guarantor no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Guarantor hereunder. No later than ten days after the effective date of any Permitted Guarantor Change, Guarantor agrees to furnish Landlord with (i) copies of the instrument effecting any of the foregoing Permitted Guarantor Changes, and (ii) documentation establishing Guarantor’s satisfaction of the requirements set forth above applicable to any such Permitted Guarantor Change.

Guarantor represents and warrants to Landlord, as a material inducement to Landlord to consent to the Assignment, that (a) this Guaranty and each instrument securing this Guaranty have been duly executed and delivered and constitute legally enforceable obligations of Guarantor; (b) there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) execution of this Guaranty will not render Guarantor insolvent; (d) Guarantor expects to receive substantial benefits from Tenant’s financial success; (e) this Guaranty may reasonably be expected directly or indirectly to benefit Guarantor; and (f) the financial statements or other financial information pertaining to Guarantor or its Affiliates delivered to Landlord in connection with the negotiation of the Lease or pursuant to this Guaranty are and will be based upon and are consistent in all material respects with the information contained in the Guarantor’s books and records, have been or will be prepared and reviewed by Guarantor, based on GAAP consistently applied throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position of the Guarantor as of the date thereof and the results of its respective operations for the periods then ended, except as otherwise noted therein; provided that the interim financial statements are subject to customary recurring year-end adjustments, which in the aggregate are not material, and lack footnotes and other presentation items. Guarantor shall pay to Landlord all out-of-pocket costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel and financial statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord’s successors and assigns.

This Guaranty will be governed by and construed in accordance with the laws of the State in which the Premises (as defined in the Lease) are located. The proper place of venue to enforce this Guaranty will be the county or district in which the Premises are located. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (1) service of process may be effected at the address specified herein, or at such other address of which Landlord has been properly notified in writing, and (2) nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.

Guarantor acknowledges that it and its counsel have reviewed and revised this Guaranty and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Guaranty or any document executed and delivered by Guarantor in connection with the transactions contemplated by this Guaranty.

The representations, covenants and agreements set forth herein will continue and survive the termination of the Lease or this Guaranty. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. The words “Guaranty” and “guarantees” will not be interpreted to limit Guarantor’s primary obligations and liability hereunder.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, GUARANTOR KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION BETWEEN LANDLORD AND GUARANTOR OR ANY EXERCISE BY LANDLORD OR GUARANTOR OF ANY OF THEIR RESPECTIVE RIGHTS UNDER THIS GUARANTY OR IN ANY WAY RELATING TO THE PREMISES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO CONSENT TO THE ASSIGNMENT. THIS WAIVER SURVIVES THE EXPIRATION OR TERMINATION OF THE LEASE AND THIS GUARANTY.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Executed as of____________, 2023.

LIGAND PHARMACEUTICALS INCORPORATED, a
Delaware corporation

By:

Name:

Title:

For all notices to Guarantor:

Ligand Pharmaceuticals Incorporated
3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121
Attention:	Chief Financial Officer

-and-

Ligand Pharmaceuticals Incorporated
3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121
Attention:	General Counsel

-with a copy to:

Morgan, Lewis & Bockius LLP 101 Park Avenue
New York, NY 10178
Attention:	Craig A. Wolfe, Esq.
Jason R. Alderson, Esq.

JOINDER

The undersigned, of behalf of its successors and assigns, consents to the execution of this Guaranty and agrees to be bound by the terms and conditions thereof.

Executed as of____________, 2023.

TENANT:

LNHC, INC., a Delaware corporation

By:
Name: Matthew Korenberg
Title: President